UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

WGL Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OVERVIEW

Topline Message: The combined company will deliver more for people across the region: more clean energy choices, more investment in the community, and a continued commitment to good, secure jobs – all at affordable prices and with service you can count on.

The Filing:

•	On April 24th, AltaGas and Washington Gas (held by WGL Holdings, Inc.) filed applications seeking regulatory approval to combine their operations by the Public Service Commission (PSC) of the District of Columbia, the Maryland Public Service Commission, and the Virginia State Corporation Commission.
•	In addition to filing with the commissions, AltaGas and WGL filed for review a voluntary Joint Notice to the Committee on Foreign Investments in the United States (CFIUS), and an application for approval with the Federal Regulatory Commission (FERC). CFIUS is a U.S. federal inter-agency committee that reviews international transactions.
•	Approval of the AltaGas/WGL merger is also required by WGL shareholders. WGL’s shareholders vote is scheduled for May 10, 2017.
•	The two companies initially announced their plan to combine on January 25, 2017.

Background on WGL:

•	WGL is a leading source for clean, efficient and diverse energy solutions providing natural gas, electricity, and green power and energy services including generation, storage and transportation and distribution.
•	For 170 years, Washington Gas has been a proven provider of safe, reliable, affordable natural gas.
•	WGL’s best practices will help guide future customer value and growth.
•	Across the U.S., WGL Holdings consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas.

Background on AltaGas:

•	AltaGas generates and distributes clean and renewable energy across the U.S. and Canada.
•	The company owns and operates gas, power, wind, hydro and battery storage facilities, in addition to five regulated utilities (similar to Washington Gas), including two in the U.S., in Alaska and Michigan.
•	AltaGas has a track record of great customer service, a broad geographic reach and experience building and operating gas, power, wind, hydro and battery storage facilities.
•	AltaGas plans to relocate the headquarters of its U.S. Power business to the Washington, D.C. region.

DELIVERING MORE FOR OUR CUSTOMERS

Affordable prices:

•	Washington Gas’s customer bills will not go up as a result of the merger. The combined company is committed to keeping service safe and reliable, and rates affordable, for customers and businesses in the community.
•	The combined organization will increase the Washington Area Fuel Fund to $1.5 million over the next 5 years, providing emergency utility bill assistance to qualifying low and moderate income customers.
•	The combined organization will provide rate credits to residential customers in D.C. and Maryland.

Operational Safety at the forefront:

•	WGL and AltaGas will increase investments to further improve public safety for pipelines around construction excavations.

•	The combined company will also continue the commitment to upgrading pipeline and other operating infrastructure to be fit for the future.

Good jobs for people living right here:

•	As a result of the merger, AltaGas will move its U.S. headquarters to the Washington D.C. area.
•	It will invest nearly $4 million for workforce development across the region, job training and other programs that promote job creation in the energy sector.
•	The combined company will continue to grow, adding more than 60 jobs in the region in the coming years.
•	Current WGL employees will enjoy job security as well as the protection of their pay, benefits, retirement, and pensions.

Increased investments in the community:

•	Like Washington Gas, AltaGas has a strong tradition of creating benefits in communities where it operates including contributing to local causes through donations, sponsorships and volunteerism.
•	The combined company will expand its support in the local communities, including a 20% increase in philanthropic/charitable giving.

More clean energy choices:

•	WGL and AltaGas have a shared vision for more growth and jobs in the advanced energy economy, including renewable energy generation, battery storage and other customer-focused energy products. Clean energy including natural gas, wind, hydro, solar and battery storage, will remain a focus.
•	The combined company will increase funding by approximately $8 million over 2 years for energy efficiency programs in Washington Gas’ service area, including weatherization, insulation and installation of energy efficient technology — all directed to low and moderate income residences who can benefit from this assistance the most.
•	The combined company will spend the next 5 years developing new, clean forms of energy — it is committed to providing its consumers a new choice of affordable and reliable clean energy.
•	Across the Washington Gas service area, AltaGas will develop two 5-megawatt, Tier 1 renewable resources.

OUR PROCESS

Rationale for combining companies:

•	The merger of WGL with AltaGas presents a great combination of two leading companies with a robust, complementary set of energy businesses coming together to deliver value to customers.
•	Together, Washington Gas and AltaGas will help shape a company with meaningful clean energy offerings, affordable prices, more investment in the community, and good, secure jobs.

Why the combination is happening now:

•	The energy industry in the U.S. has grown and the business landscape has changed dramatically over recent years.
•	The abundant supply of domestic natural gas in North America, and the increasing supply of energy from alternative and renewable sources, make well-run regulated utilities a promising and important asset to the advancement of clean energy.

Engaging our customers in the filing process:

•	Washington Gas and AltaGas are already demonstrating transparency and openness in the regulatory process. We are keeping customers engaged by, among other efforts, providing information about the combination on the website, www.WGLDeliveringMore.com, designed specifically to reach our stakeholders.

•	The filing on April 24, 2017 is the first step in the approval process, which is expected to last 12 to 18 months.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 17, 2016 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on March 23, 2016 (in English) and March 24, 2016 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. When used in this document, the words “may”, “would”, “could”, “can”, “will”, “be”, “intend”, “possible”, “plan”, “develop”, “anticipate”, “target’, “believe”, “seek”, “propose”, “continue”, “estimate”, “expect”, “anticipate” and similar expressions, as they relate to AltaGas or an affiliate of AltaGas, are intended to identify forward-looking statements. This document contains forward-looking statements with respect to, among other things, business objectives, expected growth (including magnitude of growth), results of operations, performance, business projects and opportunities, capital expenditures and financial results. In particular this document contains forward looking statements with respect to the combination of AltaGas and WGL and related performance, including, without limitation, the transformative nature of the Transaction, the portfolio of assets of the combined entity, the nature of growth opportunities available to AltaGas, the strategic focus of the business, the location of headquarters for the U.S. regulated utility and power business, the compatibility, strength and focus of the combined corporate culture of AltaGas and WGL, the retention and role of WGL employees and the holding of significant roles for existing WGL executives in AltaGas’ U.S. regulated utility operations, the ability to deliver high quality service and/or maintain rates or ensure affordable rates, increased community involvement and charitable giving, the fact that closing of the Transaction is conditioned on certain events occurring; the growth potential available to AltaGas in clean technologies, natural gas generation and retail energy services, the strength of AltaGas and WGL as utility operators, intentions for further investment in Virginia, Maryland and Washington, D.C., intentions with respect to the pursuit of regulatory approvals for the Transaction, the ability to grow the clean power and energy services businesses; and this document contains forward looking statements regarding the anticipated completion of the acquisition. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such statements reflect AltaGas’ current views with respect to future events based on certain material factors and assumptions and are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including without limitation: changes in market; competition; governmental or regulatory developments; general economic conditions; any event, change or other circumstance that could give rise to termination of the merger agreement in respect of the Transaction; the inability to complete the Transaction due to the failure to obtain stockholder approval for the Transaction or the failure to satisfy other conditions to completion of the Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; uncertainty regarding the length of time required to complete the Transaction; the anticipated benefits of the Transaction may not materialize or may not occur within the time periods anticipated by AltaGas; impact of significant demands placed on AltaGas and WGL as a result of the Transaction; failure by the AltaGas to repay the bridge financing facility; potential unavailability of the bridge financing facility; alternate sources of funding that would be used to replace the bridge financing facility may not be available when needed, including asset sales on desirable terms; lack of control by AltaGas of WGL and its subsidiaries prior to the closing of the Transaction; impact of acquisition-related expenses; inaccuracies or incompleteness in WGL’s publicly disclosed information; increased indebtedness of AltaGas after the closing of the Transaction; the Transaction could result in a downgrade of AltaGas’ credit ratings; historical and pro forma combined financial information may not be representative of future performance; potential undisclosed liabilities of WGL; ability to retain key personnel of WGL following the Transaction; the impact of the announcement of the Transaction on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the Transaction, including operating costs, customer loss or business disruption being greater than expected; risks associated with changes in economic conditions; developments in technology could reduce demand for natural gas; changes in customer energy usage patterns; risk of failure of information technology infrastructure and cybersecurity; disruption of fuel supply; natural disasters or other catastrophic events; unanticipated maintenance and other expenditures; risk associated with the continuation, renewal, replacement and/or regulatory approval of natural gas supply contracts; risks associated with pension plan performance and funding requirements; regulatory and government decisions including, but not limited to, changes to environmental, financial reporting and tax legislation and regulations; risk of loss of licences and permits; risk of loss of service area; and market gas sales prices; and other factors set out in AltaGas’ public disclosure documents. Many factors could cause AltaGas’ actual results, performance or achievements to vary from those described in this document, including without limitation those listed above. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this document as intended, planned, anticipated, believed, sought, proposed, estimated or expected, and such forward-looking statements included in, or incorporated by reference in this document, should not be unduly relied upon. Such statements speak only as of the date of this document. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements. The forward-looking statements contained in this document are expressly qualified by this cautionary statement.